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                                                                  EXHIBIT 99.03

                               CISCO SYSTEMS, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                             PIXSTREAM, INCORPORATED
                         KEY EMPLOYEE STOCK OPTION PLAN


OPTIONEE: <<First_Name>><<Last_Name>>,

               STOCK OPTION ASSUMPTION AGREEMENT effective as of the 20th day of December, 2000 by Cisco Systems, Inc., a California corporation ("Cisco").

               WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of Class "A" Voting Common Shares of PixStream, Incorporated, a corporation existing under the laws of Canada ("PixStream"), which were granted to Optionee pursuant to the PixStream, Incorporated Key Employee Stock Option Plan (the "Plan") and are each evidenced by a Stock Option Plan Option Agreement or a Memorandum of Agreement (the "Option Agreement") with any shares purchased under such options to be subject to the terms and conditions therein.

               WHEREAS, PixStream has been acquired by Cisco (the "Merger") pursuant to a Merger Agreement dated August 29, 2000 (the "Merger Agreement").

               WHEREAS, the provisions of the Merger Agreement require Cisco to assume all obligations of PixStream under each outstanding option under the Plan at the consummation of the Merger, and to issue to the holder of each such outstanding option an agreement evidencing the assumption of such option.

               WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the assumption of options under the Merger is 0.099537018 shares of Cisco common stock, par value U.S.$0.001 ("Cisco Stock"), for each outstanding share of PixStream Class "A" Voting Common Shares ("PixStream Stock").

               WHEREAS, the purpose of this Agreement is to evidence the assumption by Cisco of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to Optionee's outstanding options which have become necessary in connection with their assumption by Cisco.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. The number of shares of PixStream Stock subject to the options held by Optionee immediately prior to the Effective Time (the "PixStream Options") and the exercise price payable per share are set forth below. Cisco hereby assumes, as of the Effective Time, all the duties and obligations of PixStream under each of the PixStream Options. In connection with such assumption, the number of shares of Cisco Stock purchasable under each PixStream Option hereby assumed and the exercise price payable thereunder (as converted into U.S. Dollars based upon a rate of 0.65707 Canadian Dollars per U.S. Dollar), have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Cisco Stock subject to each PixStream



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Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Cisco Stock under the assumed PixStream Option shall also be as indicated for that option below.

--------------------------------------------------------------------------------
   PIXSTREAM STOCK OPTIONS                           CISCO ASSUMED OPTIONS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
    Number of Shares of          Exercise Price          Number of Shares of     Adjusted Exercise
   PixStream Common Stock           per Share            Cisco Common Stock      Price per Share
-----------------------------------------------------------------------------------------------------
    <<PixStream_Shares>>      U.S.$<<PixStream_Price>>  <<Cisco_Shares>>         U.S.$<<Cisco_Price>>
----------------------------- ---------------------- --------------------- --------------------------

               2. The intent of the foregoing adjustments to each assumed PixStream Option is to assure that the spread between the aggregate fair market value of the shares of Cisco Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be substantially the same as (and in no event greater than) the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the PixStream Stock subject to the PixStream Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the PixStream Option immediately prior to the Merger.

               3. The following provisions shall govern each PixStream Option hereby assumed by Cisco:

                      (a) Unless the context otherwise requires, all references in the Option Agreements and the Plan shall be adjusted as follows; (i) all references to the "Company" or "Corporation" shall mean Cisco, (ii) all references to "Plan" shall mean the PixStream, Incorporated Key Employee Stock Option Plan assumed pursuant to the Merger Agreement and this Assumption Agreement, (iii) all references to "Shares," "Option Shares," or "Plan Shares" shall mean the common stock of Cisco, par value U.S.$0.001 and (iv) all references to "Board" or "Board of Directors" shall mean the Board of Directors of Cisco.

                      (b) The grant date and the expiration date of each assumed PixStream Option and all other provisions which govern either the exercise or the termination of the assumed PixStream Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Plan and the Option Agreement shall accordingly govern and control Optionee's rights to purchase Cisco Stock under the assumed PixStream Option.

                      (c) Pursuant to the terms of the Option Agreement and the Plan, none of the assumed PixStream Options shall vest or become exercisable on an accelerated basis upon the consummation of the Merger. Accordingly, each PixStream Option assumed by Cisco shall continue to vest and become



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        exercisable for any unvested shares of Cisco Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                      (d) Any unvested shares of Cisco Stock acquired upon the exercise of the assumed PixStream Options shall remain subject to a right of repurchase, exercisable by Cisco as the successor of PixStream at the adjusted exercise price paid per share, upon Optionee's termination of service with Cisco. The terms and provisions governing the exercise of such repurchase right shall be as set forth in the Option Agreements applicable to the assumed PixStream Option under which those unvested shares are acquired.

                      (e) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee of PixStream, Optionee shall be deemed to continue in such status as an employee for so long as Optionee renders services as an employee to Cisco or any present or future majority-owned Cisco subsidiary. Accordingly, the provisions of the Option Agreements governing the termination of the assumed PixStream Options or the exercise of Cisco's repurchase rights with respect to any unvested Cisco Stock purchased under such options and unvested at the time of Optionee's cessation of service as an employee of PixStream shall hereafter be applied on the basis of Optionee's cessation of employee status with Cisco and its majority-owned subsidiaries. Each assumed PixStream Option shall accordingly terminate, within the designated time period in effect under the Option Agreements for that option following such cessation of service as an employee of Cisco and its majority-owned subsidiaries.

                      (f) The adjusted exercise price payable for the Cisco Stock subject to each assumed PixStream Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Cisco Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as PixStream Stock prior to the Merger shall be taken into account.

                      (g) In order to exercise each assumed PixStream Option, Optionee must deliver to Cisco a written notice of exercise in which the number of shares of Cisco Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Cisco Stock and should be delivered to Cisco at the following address:



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                  Cisco Systems, Inc.
                  170 West Tasman Drive
                  MS 11-3
                  San Jose, CA 95134
                  Attention:  Stock Administration

               4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.


               IN WITNESS WHEREOF, Cisco Systems, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 20th day of December, 2000.


                                        CISCO SYSTEMS, INC.

                                        By: /s/ LARRY R. CARTER
                                           -------------------------------------
                                                Larry R. Carter
                                                Corporate Secretary



                                 ACKNOWLEDGMENT


               The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her PixStream Options hereby assumed by Cisco are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.



                                           -------------------------------------
                                           <<FIRST_NAME>><<LAST_NAME>>, OPTIONEE


DATED:  __________________, 2001



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